EXHIBIT 10.1

Amendment No. 2 to

Treppel Loan Agreement

WHEREAS, Elite Pharmaceuticals, Inc., a Nevada corporation (the “Borrower”), and Jerry Treppel, a resident of New Jersey (the “Lender”) entered into that certain Loan Agreement dated June 12, 2012, as amended on December 5, 2012 (the “Agreement”); and

WHEREAS, the Lender and Borrower desire to amend the Agreement and the related Promissory Note to change the maturity date by which the principal amount of the Credit Line (as defined in the Agreement) is due; and

WHEREAS, pursuant to Section 7.5 of the Agreement, the Agreement can be amended provided such amendment is in writing and executed by the Lender and the Borrower.

NOW, THEREFORE, in consideration of the premises, the mutual provisions contained in the Agreement, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower and Lender hereby amend the Credit Line and the related Promissory Note as follows:

1.	The date on which the unpaid principal amount then outstanding plus accrued interest thereon shall be paid in full is changed from July 31, 2013 to July 31, 2014.

2.	The requirement that the unpaid principal amount then outstanding plus accrued interest thereon being paid on such date that the Borrower raises at least $2,000,000 in gross proceeds from the sale of any of its equity securities is hereby removed from the Agreement.

3.	Except as otherwise expressly provided herein, the Agreement and the obligations of the Borrower thereunder, and each of the rights of and benefits to the Borrower thereunder is, and shall continue to be, in full force and effect and each is hereby ratified and confirmed in all respects

4.	This Amendment may be executed in two or more identical counterparts, all of which shall be considered on and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

IN WITNESS WHEREOF, the Borrower and Lender have caused their respective signature page to this Amendment to be duly executed as of the 2nd day of August, 2013.

ELITE PHARMACEUTICALS, INC.

By:	/s/ Nasrat Hakim	/s/ Jerry Treppel
	Nasrat Hakim, Chief Executive Officer	Jerry Treppel